Exhibit 99.1

Investor Relations
(212) 479-3150

New Residential Announces Agreements to Acquire Shellpoint Partners

NEW YORK – (BUSINESS WIRE) – November 29, 2017 – New Residential Investment Corp. (NYSE:NRZ; together with its subsidiaries, “New Residential” or the “Company”) announced today that it has entered into definitive agreements to acquire Shellpoint Partners LLC (“Shellpoint”), a vertically integrated mortgage platform with established origination and servicing capabilities, for approximately $190 million, subject to certain adjustments, plus potential additional consideration pursuant to a three-year earnout based on the performance of Shellpoint after closing.

Shellpoint is an approved Fannie Mae and Freddie Mac seller and servicer and a Ginnie Mae issuer, with servicer ratings from S&P, Moody’s and Fitch. With a servicing portfolio totaling approximately $50 billion(1) and annual origination volume of approximately $6.6 billion(2), Shellpoint is an experienced, customer-centric mortgage operator positioned for growth.

The transactions have been approved by the board of directors of each company. Consummation of the Shellpoint acquisition is expected to occur in two stages:

I.
Settlements on Approximately $8 Billion UPB of Fannie Mae & Freddie Mac Mortgage Servicing Rights (“MSRs”) - As part of the acquisition, New Residential will first settle on approximately $8 billion UPB of Fannie Mae and Freddie Mac MSRs from Shellpoint. Between such settlements and the closing of the corporate acquisition described below, the $8 billion UPB of Agency MSRs will be subserviced by Shellpoint. The MSR purchases are expected to close in January 2018 and are subject to GSE (Government-Sponsored Enterprise) and other regulatory approvals and other customary closing conditions.

II.
Closing of Corporate Acquisition of Shellpoint - In the second stage of the acquisition, New Residential will acquire 100% of the outstanding equity interests of Shellpoint.  The corporate acquisition is expected to close in the first half of 2018, subject to receipt of regulatory approvals and certain third party consents and satisfaction of certain other closing conditions.

“We are extremely pleased to announce the agreements to acquire Shellpoint” said Michael Nierenberg, Chief Executive Officer of New Residential. “Shellpoint’s origination and servicing platforms provide New Residential with recapture capabilities that can help enhance returns on our existing MSR portfolio and create new complementary revenue channels. In addition, as a rated servicer, we believe Shellpoint will provide added servicing capacity to further diversify our servicing relationships and help accelerate transfer timelines for our MSR purchases.

This is truly an exciting next step for New Residential and we look forward to working closely with the Shellpoint management team. We are optimistic that Shellpoint’s business will be a strong contributor to our existing investments and will further enhance our ability to continue generating attractive returns for our shareholders.”

Bruce Williams, Co-Chief Executive Officer of Shellpoint commented, “We are extremely excited to work with the New Residential team as Shellpoint embarks on this new chapter. We believe this is a very compelling transaction for Shellpoint, its employees and partners.  Being part of the New Residential platform will present unique opportunities that allow us to further enhance our operations and scale our business with dedicated capital.”

Advising New Residential on the acquisition are Skadden, Arps, Slate, Meagher & Flom LLP, Bradley Arant Boult Cummings LLP and Hunton & Williams LLP as legal advisors. Advising Shellpoint on the transaction are Houlihan Lokey Capital, Inc. as financial advisor and Sheppard, Mullin, Richter & Hampton LLP, Dentons US LLP and Buckley Sandler LLP as legal advisors.

Conference Call & Additional Information

Management will host a conference call on Wednesday, November 29, 2017 at 10:00 A.M. Eastern Time to discuss the acquisition. All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-281-456-4044 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Investor Call.”

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, December 13, 2017 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “3899418.”

Prior to the conference call, the Company expects to post a presentation about the transaction in the Investor Relations section of its website, www.newresi.com.

(1) Shellpoint servicing portfolio as of October 31, 2017, and includes an owned portfolio of approximately $15 billion.
(2) Shellpoint’s annual origination volume is based on its last twelve months origination production.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to (i) statements regarding Shellpoint’s future performance, including its ability to grow, (ii) the ability to obtain all required approvals and consummate the Shellpoint transactions on a timely basis or at all, and (iii) statements regarding Shellpoint’s impact on the Company’s business and future performance.  These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements.  Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC, which are available on the Company’s website (www.newresi.com).  These risks and factors include, but are not limited to, the risks relating to the Shellpoint transactions, including in respect of the satisfaction of closing conditions and the timing thereof; unanticipated difficulties financing the transactions; unexpected challenges related to the integration of the Shellpoint businesses and operations; changes in general economic and/or industry specific conditions; difficulties in obtaining governmental and other third party consents in connection with the transactions; unanticipated expenditures relating to or liabilities arising from the transactions or the acquired businesses; Shellpoint’s ability to service MSRs pursuant to agreements entered into in connection with the transactions; uncertainties as to the timing of the transactions; litigation or regulatory issues relating to the transactions, Shellpoint, the Company or the acquired businesses; the impact of the transactions on relationships with, and potential difficulties retaining, employees, customers and other third parties; and the inability to obtain, or delays in obtaining, expected benefits from the transactions.  New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  In addition, risks and uncertainties to which Shellpoint’s business is subject could affect the transactions and, following the closing of the transactions, the Company will be subject to such risks and uncertainties (including certain risks and uncertainties that currently apply to the Company and certain new risks and uncertainties applicable to Shellpoint).  Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150